SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 17, 2025

Northwest Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-34582	27-0950358
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3 Easton Oval Suite 500	Columbus	Ohio	43219
(Address of principal executive office)			(Zip code)

(814) 726-2140
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

    Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

    Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, 0.01 Par Value	NWBI	NASDAQ Stock Market, LLC

Indicate by a check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders was held on April 17, 2025. The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies and the proposals are described in detail in the Company's definitive proxy statement for the Annual Meeting of Shareholders filed with the Securities and Exchange Commission on March 7, 2025. The final results of the shareholder votes are as follows:

Proposal 1 - Election of Directors

The shareholders elected the following Directors:

	For	Withheld	Broker Non-Votes
Robert M. Campana	83,822,162	2,599,560	14,673,730

Timothy B. Fannin	81,875,950	4,545,772	14,673,730

John P. Meegan	78,147,157	8,274,565	14,673,730

Mark A. Paup	85,331,768	1,089,954	14,673,730

Proposal 2 - Ratification of Appointment of Independent Registered Public Accounting Firm

The shareholders approved the ratification of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2025.

For	99,165,506
Against	1,716,409
Abstain	213,537
Broker Non-Votes	—

Proposal 3 - An advisory, non-binding resolution to approve executive compensation described in the Proxy Statement

The shareholders approved the proposal regarding the compensation of the named executive officers as disclosed in the Proxy Statement as follows:

For	68,014,673
Against	17,749,915
Abstain	657,134
Broker Non-Votes	14,673,730

Item 9.01    Financial Statements and Exhibits
(a)    Not applicable
(b)    Not applicable
(c)    Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NORTHWEST BANCSHARES, INC.

DATE:	April 18, 2025	By:	/s/ Douglas M. Schosser
Douglas M. Schosser
Chief Financial Officer